UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

GREENHUNTER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail
GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)
Registrant’s telephone number, including area code: (972) 410-1044

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On March 30, 2010, GreenHunter Energy, Inc.’s wholly-owned subsidiary, GreenHunter BioFuels, Inc., a refiner and producer of EN and ASTM quality biodiesel, entered into and executed a definitive Amendment to its existing Credit Agreement with WestLB AG (the “Lender”) for the Company’s term loan and working capital line of credit with the Lender. The loan facilities are secured predominantly by the Company’s existing biodiesel refinery assets located in Houston, Texas.
Pursuant to the terms and conditions of the Amendment to the Credit Agreement, the Lender has agreed to waive any claims of Event(s) of Default until April 30, 2010. The Lender and the Company are continuing their negotiations to restructure the existing credit agreement to substantially defer future principal payments for a period ending in December of 2011.
GreenHunter BioFuels continues to seek a potential buyer of the assets, possible domestic and/or international strategic partners, alternative financing possibilities of the existing assets, potential new equity capital, and working capital in a sufficient amount to possibly return the Houston biodiesel refinery to operational status.

Item 9.01.	Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Shell Company Transactions.
     Not applicable.
     (d) Exhibits.

Exhibit No.	Exhibit Title
Item 10.1
Amendment No 3 to the Second Amended and Restated Credit Agreement dated as of March 7, 2008 among GreenHunter BioFuels Inc., WestLB AG New York Branch as the administrative agent, WestLB New York Branch as the LC Issuing Bank and the Lenders Party to the Amended and Restated Credit Agreement from time to time

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.
By:	/s/ Morgan F. Johnston
Morgan F. Johnston
Senior Vice President, General Counsel and Secretary

Date: March 30, 2010